UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2013

Autobytel Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (949) 225-4500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 30, 2013 ("Closing Date"), Autobytel Inc., a Delaware corporation ("Autobytel"), and Advanced Mobile, LLC, a Delaware limited liability company, and Advanced Mobile Solutions Worldwide, Inc., a Delaware corporation (collectively, the "Sellers"), entered into an Asset Purchase Agreement ("Asset Purchase Agreement") pursuant to which Autobytel acquired substantially all of the assets of Sellers.  Prior to the acquisition, the privately-held Sellers operated under common ownership in Wayne, Pennsylvania, and shared operating staff and other administrative and operational resources.  Sellers provide mobile marketing solutions (e.g., mobile applications, mobile portals, mobile websites, text-chat, mobile text marketing, self-service mobile messaging, quick response codes, text messaging, short message service and multimedia message service) for the automotive industry.  The acquired assets consisted primarily of customer contracts, technology license rights and rights in domain names and short codes used for SMS texting.
The aggregate purchase price is four million dollars ($4,000,000.00) consisting of the following components:  (i) cash in the amount of two million five hundred thousand dollars ($2,500,000.00), as adjusted for a closing working capital adjustment; and (ii) the aggregate amount of quarterly contingent performance payments, if any, paid over a twelve-quarter period commencing January 1, 2014 and ending December 31, 2016 based on the quarterly revenue and gross profit performance of the acquired business against established goals.  These contingent performance payments are not to exceed one million five hundred thousand dollars ($1,500,000.00) in the aggregate.  Seven hundred fifty thousand dollars ($750,000.00) was held back from the closing cash payment as security to satisfy any post-closing indemnification obligations of the Sellers that may arise, with this holdback to be released, subject to any indemnification claims asserted, one-half on the twelve-month anniversary of the Closing Date and the remainder on the eighteen-month anniversary of the Closing Date.
The Asset Purchase Agreement contains representations, warranties, covenants and conditions that Autobytel believes are customary for a transaction of this size and type, as well as indemnification provisions subject to specified limitations.
The foregoing description is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1
Asset Purchase Agreement dated as of September 30, 2013, by and among Autobytel Inc., a Delaware corporation, Advanced Mobile, LLC, a Delaware limited liability company, and Advanced Mobile Solutions Worldwide, Inc., a Delaware corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  October 3, 2013
Autobytel Inc.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.      Description of Document
99.1*	Asset Purchase Agreement dated as of September 30, 2013, by and among Autobytel Inc., a Delaware corporation, Advanced Mobile, LLC, a Delaware limited liability company, and Advanced Mobile Solutions Worldwide, Inc., a Delaware corporation

*	Certain schedules in this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Autobytel will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Autobytel may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

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